EXHIBIT 10.2

SEARS HOLDINGS CORPORATION

2010 LONG-TERM INCENTIVE PROGRAM (LTIP)

SECTION 1

GENERAL

1.1. Purpose. The Sears Holdings Corporation 2010 Long-Term Incentive Program (“LTIP”) is a performance-based program. The LTIP is designed to motivate the executive leadership of Sears Holdings Corporation (“Company”) and the participating Subsidiaries (as defined in Section 8) to achieve significant, lasting change that successfully positions the Company for future growth. Performance goals under the LTIP align Participants’ financial incentives with the financial goals of the Company. Awards (as defined in Section 8) under the LTIP are designed to vary commensurately with achieved performance. Both (a) Awards structured to satisfy the requirements for “performance-based compensation” outlined in regulations issued under Section 162(m) of the Internal Revenue Code (“Code Section 162(m)”), and (b) Awards not so structured, may be issued hereunder. The effective date of the LTIP is April 27, 2010, which is the date the Compensation Committee (as defined in Section 8) adopted the LTIP (“Effective Date”).

1.2. Operation, Administration, and Definitions. The operation and administration of the LTIP, including the Awards made under the LTIP, shall be subject to the provisions of Section 6 (relating to operation and administration). Capitalized terms in the LTIP shall be defined as set forth in the LTIP (including as defined in Section 8). The LTIP is established under, and constitutes a part of, the Sears Holdings Corporation Umbrella Incentive Program (“UIP”).

SECTION 2

PARTICIPATION

2.1. Eligible Employee. The term “Eligible Employee” means those salaried employees of the Company or a participating Subsidiary who (a) hold a position of divisional vice president (or equivalent) or higher, as determined by the Senior Corporate Compensation Executive (as defined in Section 8), and (b) are designated as Eligible Employees by the Compensation Committee or Senior Corporate Compensation Executive, as applicable. Subject to the terms and conditions of the LTIP, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall determine and designate, from time to time, from among the Eligible Employees, those persons who shall be granted one or more Awards under the LTIP, and thereby become “Participants” in the LTIP. The Senior Corporate Compensation Executive shall make eligibility determinations under this Section 2 with respect to all Eligible Employees other than those who are Executives for whom compensation matters are under the purview of the Compensation Committee (as defined in Section 8). Notwithstanding the foregoing, the Award of any Participant who was hired or promoted before the Effective Date but after the first day of the Performance Period (as described in subsection 3.2) shall be subject to a fraction, the numerator of which is the number of full days remaining in the Performance Period beginning with the Participant’s date of hire or promotion, as applicable, and the denominator is the number of full days in the Performance Period.

2010 LTIP

2.2. New Hires and Promotions to Eligible Employee Status. The Compensation Committee or Senior Corporate Compensation Executive, as applicable, may designate as Participants those employees whom the Compensation Committee or Senior Corporate Compensation Executive, as applicable, determines have been newly hired or promoted into the group of Eligible Employees identified in subsection 2.1(a) above, after the Effective Date, provided that the terms and conditions of Awards to such individuals shall be subject to (a) a fraction, the numerator of which is the number of full days remaining in the Performance Period beginning with the Eligible Employee’s date of hire, or promotion, as applicable, and the denominator is the number of full days in the Performance Period, and (b) if Awards to such individuals are intended to meet the requirements of Code Section 162(m), such other adjustments as the Compensation Committee deems necessary or desirable to qualify such Awards as “performance-based compensation” for purposes of Code Section 162(m). The term “performance-based compensation”, as referred to herein, shall have the meaning ascribed to it under Code Section 162(m) and the regulations thereunder.

2.3. Demotions from Eligible Employee Status. If a Participant is demoted below a position of divisional vice president (or equivalent), as of the date of such demotion, the individual will no longer be a Participant, will be deemed to have forfeited any unvested portion of his or her Award, and will receive no LTIP distribution under Section 4.

2.4. Other Changes in Status. If a Participant is promoted after the Effective Date, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, may make a second Target Incentive Award (as defined in subsection 3.1) to such individual and the total amount payable to such individual shall be based on a pro-ration, whereby the Target Incentive Award for the new position will apply to the remainder of the Performance Period and the Target Incentive Award for the immediately preceding long-term incentive-eligible position, if applicable, will apply to the portion of the Performance Period immediately preceding the effective date of the promotion. Notwithstanding the foregoing, in no event will positive discretion be applied to any Award that has been designated as intended to meet the requirements of Code Section 162(m) (and the regulations issued thereunder) with respect to the Performance Period or as of the payment date (as defined in subsection 4.1). If a Participant is demoted, but is still an Eligible Employee, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, may make a second Target Incentive Award to such individual and the total Award for such an individual shall be based on a pro-ration, whereby the Target Incentive for the new position will apply only to the remainder of the Performance Period and the Target Incentive for the immediately preceding position will apply only to the portion of the Performance Period immediately preceding the effective date of the promotion, and in either case an Award will only be paid if the target for the full Performance Period is met.

SECTION 3

LTIP INCENTIVE AWARDS

3.1. Target Incentive Awards. As of and after the Effective Date, the Compensation Committee or Senior Corporate Compensation Executive (at one or more meetings of the Compensation Committee), as applicable, may award “Target Incentive Awards” (as defined in subsection 3.1(a) below) to each Participant designated by the Compensation Committee or Senior Corporate Compensation Executive (at such meeting), as applicable, in an amount determined by the applicable entity in its sole discretion. In connection with such Awards, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall establish a “Target” and “Threshold” under each of the performance plans set forth in subsection

2010 LTIP

3.3 below; provided, however, that Threshold shall be expressed as a percentage of Target. The Senior Corporate Compensation Executive shall make the determinations referred to in this Section 3 with respect to all Participants other than those who are Executives for whom compensation matters are under the purview of the Compensation Committee.

(a) A Target Incentive Award shall, at the date of grant, consist of a commitment by the Company to distribute, at the time specified in, and in accordance with the provisions of, Section 4 below, as applicable, an amount equal to the Participant’s Target Incentive Award multiplied by the applicable Award Multiple set forth in subsection 3.4 below, subject to approval of the final award amount by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, (“LITP Incentive Award”) and to the provisions of subsection 6.4.

(b) An LTIP Incentive Award shall generally be satisfied by a distribution in cash to the Participant, provided, however, that, at the discretion of the Compensation Committee, the Company may elect, by such deadline as specified under uniform and nondiscriminatory rules established by the Compensation Committee, to satisfy such LTIP Incentive Award by payment of shares of Company common stock (“Stock”) in lieu of cash, or a combination of cash and shares of Stock. The number of shares of Stock shall be equal to (i) the amount of the Award to be paid in stock in accordance with this paragraph (b), divided by (ii) the Fair Market Value of a share of Stock, on the principal securities exchange or market on which the shares are then listed or admitted, on the business day immediately preceding the date of distribution or, if the Stock is not traded on that date, on the next preceding date on which Stock was traded; provided that issuance of any shares of Stock in accordance with this subsection 3.1(b) shall be contingent on the availability of shares of Stock under any shareholder-approved plan of the Company providing for the issuance of Stock in satisfaction of the Awards hereunder (which in no event shall be an employee stock purchase plan).

3.2. Performance Period. The “Performance Period” shall be the Company’s 2010, 2011 and 2012 Fiscal Years; provided that, in the case of an employee who is newly hired or promoted into the group of Eligible Employees after the Effective Date, the Performance Period shall be such shorter period as established by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, subject to the requirements of Code Section 162(m), if applicable. The amount of the LTIP Incentive Award shall be determined at the completion of the Performance Period in accordance with subsection 3.1 above and subsection 4.1 below.

3.3. Financial Performance Goals. The financial performance goals, which are approved by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall include the levels of financial performance describe in this Section 3.3. The Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall determine the level of financial performance for each performance plan, the performance plan to apply to each business, and which performance plan applies to each Participant.

(a) LTIP EBITDA Plan. The “LTIP EBITDA Plan” shall apply to Participants who are under a Support Business Unit and whose position cannot be tied directly, as determined by the Compensation Committee or Senior Corporate Compensation Executive (as applicable), to a Business Unit, and does not apply to any Participant specifically designated by the Compensation Committee or Senior Corporate Compensation Executive (as applicable) to another performance plan under this LTIP.

2010 LTIP

(i) Performance Measure. Subject to adjustment, if any, in accordance with subsection (iv) of this subsection 3.3(a), the performance measure for the LTIP EBITDA Plan is “LTIP EBITDA”, which shall refer to earnings before interest, taxes, depreciation and amortization for the Performance Period computed as operating income appearing on the Company’s statement of operations for the applicable reporting period, other than Sears Canada (referred to as the “Domestic Company”), less depreciation and amortization and gains/(losses) on sales of assets. In addition, it is adjusted to exclude significant litigation or claim judgments or settlements (defined as matters which are $1,000,000 or more) including the costs related thereto; the effect of purchase accounting and changes in accounting methods; gains, losses and costs associated with acquisitions, divestitures and store closures; integration costs that are disclosed as merger related; and restructuring activities. If after the Effective Date, the Domestic Company acquires assets or an entity that has associated EBITDA (measured using the same principles as those described in the preceding provisions of this subsection 3.3(a)(i)) in its last full fiscal year prior to the acquisition of greater than or equal to $100,000,000, any EBITDA associated with such assets or entity (after its acquisition) and during the Performance Period shall be disregarded in determining LTIP EBITDA under this subsection 3.3(a)(i).

(ii) Target LTIP EBITDA. Subject to adjustment, if any, in paragraph (iv), “Target LTIP EBITDA” refers to the target level of LTIP EBITDA, established by the Compensation Committee in accordance with subsection 3.1 above, for the Performance Period.

(iii) Threshold LTIP EBITDA. Subject to adjustment, if any, in paragraph (iv), “Threshold LTIP EBITDA” refers to a level of LTIP EBITDA, established by the Compensation Committee for the Performance Period, which shall be equal to seventy percent (70%) of Target LTIP EBITDA and, if exactly achieved, shall generate an Award Multiple (described in subsection 3.4 below) of forty percent (40%).

(iv) Adjustments to Target LTIP EBITDA. The LTIP EBITDA incentive target contemplates that the Domestic Company does not make any significant acquisitions or divestitures over the period of the LTIP. If after the Effective Date the Domestic Company divests itself of assets or an entity that has associated EBITDA (measured using the same principles as those described in subsection 3.3(a)(i)) in its last full fiscal year prior to the divestiture of greater than or equal to $100,000,000, Target LTIP EBITDA for the Company’s fiscal year in which the divestiture occurs will be decreased by actual EBITDA of such assets or entity for the portion of such assets’ or entity’s last full fiscal year prior to the divestiture corresponding to the portion of the Company’s fiscal year (in which the divestiture occurs) remaining after the divestiture occurs; and Target LTIP EBITDA for each of the following fiscal years of the Company, if any, in the Performance Period will be decreased by the actual EBITDA of such assets or entity for such assets’ or entity’s last full fiscal year prior to the divestiture.

2010 LTIP

(b) 50% EBITDA – 50% BOP Plan. The “50% EBITDA – 50% BOP Plan” shall apply to Participants who are under a Business Unit or a Support Business Unit but whose position can be tied directly, as determined by the Compensation Committee or Senior Corporate Compensation Executive (as applicable), to a Business Unit, and does not apply to any Participant specifically designated by the Compensation Committee or Senior Corporate Compensation Executive (as applicable) to another performance plan under this LTIP.

(i) Performance Measure. The performance measure for the 50% EBITDA – 50% BOP Plan is based upon fifty percent (50%) “LTIP EBITDA (as defined in subsection (a)(i) above) and fifty percent 50% applicable “Business Operating Profit” (as defined herein). “Business Operating Profit” shall refer to earnings before interest, taxes, and depreciation for a Business Unit as reported on the Company’s domestic internal operating statements, and generally consists of merchandise gross profit, vendor allowances/subsidy included in margin, return-to-vendor mark-outs, allocated zero percent (0%) finance promotion costs, product quality costs, inventory shrink, margin on service revenue, and business-specific expenses such as marketing, rent, logistics, IT projects, store and payroll and other intra-company expenses. “Target BOP” refers

(ii) Target. “Target”, for purposes of the 50% EBITDA – 50% BOP Plan, refers to the target level of:

(1) “Target LTIP EBITDA” (as described in subsection 3.3 (a)(ii) above); and

(2) “Target BOP”, which refers to the target level of the applicable BOP, established by the Compensation Committee for the Performance Period.

These two components of Target shall have equal weight (i.e., fifty percent (50%) each) with respect to Participants under the 50% EBITDA – 50% BOP Plan.

(iii) Threshold. “Threshold”, for purposes of the 50% EBITDA – 50% BOP Plan, refers to the level of:

(1) “Threshold LTIP EBITDA” (as described in subsection 3.3 (a)(iii) above); and

(2) “Threshold BOP”, which refers to threshold level of the applicable BOP established by the Compensation Committee for the Performance Period.

These two components of Threshold shall have equal weight (i.e., fifty percent (50%) each) with respect to Participants under the 50% EBITDA – 50% BOP Plan.

(c) Apparel and Home Business Units Plan. The “Apparel and Home Business Units Plan” only shall apply to Participants specifically designate to this plan.

(i) Performance Measure. Performance measure for the Apparel and Home Business Units Plan shall refer to the Apparel and Home Business Units “Business Operating Profits”. “Business Operating Profit” (“BOP”) for this plan refers to earnings before interest, taxes, and depreciation for the Apparel and

2010 LTIP

Home Business Units as reported on the Company’s domestic internal operating statements, and generally consists of merchandise gross profit, vendor allowances/subsidy included in margin, return-to-vendor mark-outs, allocated zero percent (0%) finance promotion costs, product quality costs, inventory shrink, margin on service revenue, and business-specific expenses such as marketing, rent, logistics, IT projects, store and payroll and other intra-company expenses.

(ii) Target. “Target”, under the Apparel and Home Business Units Plan, refers to achievement of one hundred percent (100%) of the Apparel and Home Business Units BOPs that is equivalent to the fiscal year-end 2006 performance level (“2006 Target Performance Level”) by the end of the Performance Period.

(iii) Threshold. “Threshold”, under the Apparel and Home Business Units Plan, refers to a level of Apparel and Home Business Units BOP, for the Performance Period, which is equal to eighty-five percent (85%) of 2006 Target Performance Level and, if exactly achieved, shall generate an Award Multiple (described in subsection 3.4(c) below) of forty percent (40%).

(d) Kmart Apparel Business Unit Plan. The “Kmart Apparel Business Unit Plan” only shall apply to a Participants specifically designate to this plan.

(i) Performance Measure. Performance measure for the Kmart Apparel Business Unit Plan shall refer to the Kmart Apparel Business Unit Business Operating Profit. “Business Operating Profit” (“BOP”) for this plan refers to earnings before interest, taxes, and depreciation for the Kmart Apparel Business Unit as reported on the Company’s domestic internal operating statements, and generally consists of merchandise gross profit, vendor allowances/subsidy included in margin, return-to-vendor mark-outs, allocated zero percent (0%) finance promotion costs, product quality costs, inventory shrink, margin on service revenue, and business-specific expenses such as marketing, rent, logistics, IT projects, store and payroll and other intra-company expenses.

(ii) Target. “Target”, under the Kmart Apparel Business Unit Plan, refers to achievement of one hundred percent (100%) of the Kmart Apparel Business Unit BOPs that is equivalent to the fiscal year-end 2006 performance level (“2006 Target Performance Level”) by the end of the Performance Period.

(iii) Threshold. “Threshold”, under the Kmart Apparel Business Unit Plan, refers to a level of Kmart Apparel Business Unit BOP, for the Performance Period, which is equal to eighty-five percent (85%) of 2006 Target Performance Level and, if exactly achieved, shall generate an Award Multiple (described in subsection 3.4(d) below) of forty percent (40%).

2010 LTIP

3.4. Award Multiple. The Award Multiple for each plan referred to under subsection 3.3 shall be as outlined below:

(a) LTIP EBITDA Plan

(i) If LTIP EBITDA is one hundred percent (100%) of Target LTIP EBITDA, the Award Multiple shall be one hundred percent (100%).

(ii) If LTIP EBITDA is equal to Threshold LTIP EBITDA, the Award Multiple shall be forty percent (40%).

(iii) If LTIP EBITDA is greater than Threshold LTIP EBITDA, but less than Target LTIP EBITDA, the Award Multiple shall be a whole percentage between forty percent (40%) and one hundred percent (100%), determined based upon a smooth, non-linear payout curve with a steady escalation as LTIP EBITDA nears Target LTIP EBITDA (rounded down to the nearest whole percentage).

(iv) If LTIP EBITDA is less than Threshold LTIP EBITDA, the Award Multiple shall be zero (0).

(v) If LTIP EBITDA is greater than Target LTIP EBITDA, the Award Multiple shall be a percentage equal to one hundred (100%) plus two percent (2%) for each one percent (1%) by which LTIP EBITDA exceeds Target LTIP EBITDA (and rounded down to the nearest whole percentage). There is no maximum payout percentage.

(b) 50% EBITDA – 50% BOP Plan

(i) If the LTIP EBITDA and applicable Business Operating Profit are each one hundred percent (100%) of the applicable Targets, the Award Multiple shall be one hundred percent (100%).

(ii) If LTIP EBITDA is equal to Threshold LTIP EBITDA, the Award Multiple for the fifty percent (50%) of the Target Incentive Award based on LTIP EBITDA will be a forty percent (40%). If the applicable BOP is equal to the applicable Threshold BOP, the Award Multiple for the fifty percent (50%) of the Target Incentive Award based on BOP will be a whole percentage established by the Compensation Committee for the Performance Period.

(iii) If LTIP EBITDA is greater than Threshold LTIP EBITDA but less than Target LTIP EBITDA, the Award Multiple for the fifty percent (50%) of the Target Incentive Award based on LTIP EBITDA will be a whole percentage between forty percent (40%) and one hundred percent (100%), determined in accordance with subsection 3(a)(iii) above applied. If the applicable BOP is greater than the applicable Threshold BOP but less than the applicable Target BOP, the Award Multiple for the fifty percent (50%) of the Target Incentive Award based on BOP will be a whole percentage established by the Compensation Committee for the Performance Period.

2010 LTIP

(iv) If LTIP EBITDA and applicable Business Operating Profit are both less than the applicable Thresholds, the Award Multiple shall be zero (0).

(v) If LTIP EBITDA is greater than Target LTIP EBITDA, the Award Multiple for the fifty percent (50%) of the Target Incentive Award based on LTIP EBITDA will be one hundred (100%) plus two percent (2%) for each one percent (1%) by which LTIP EBITDA exceeds Target LTIP EBITDA (rounded down to the nearest whole percentage). If the applicable BOP is greater than the applicable Target BOP, the Award Multiple for the fifty percent (50%) of the Target Incentive Award based on BOP will be the Award Multiple established by the Compensation Committee for the Performance Period (rounded down to the nearest whole percentage). There is no maximum payout percentage.

(c) Apparel and Home Business Units Plan

(i) If Apparel and Home Business Units BOP is one hundred percent (100%) of Target for the Apparel and Home Business Units Plan (i.e., 2006 Target Performance Level), the Award Multiple shall be one hundred percent (100%).

(ii) If Apparel and Home Business Units BOP is equal to Threshold for the Apparel and Home Business Units Plan, the Award Multiple shall be forty percent (40%).

(iii) If Apparel and Home Business Units BOP is greater than Threshold, but less than Target for the Apparel and Home Business Units Plan, the Award Multiple shall be a whole percentage between forty percent (40%) and one hundred percent (100%), determined by interpolation on a straight line basis relative to such Apparel and Home Business Units BOP, Threshold and Target amounts (rounded down to the nearest whole percentage).

(iv) If Apparel and Home Business Units BOP is less than Threshold, the Award Multiple shall be zero (0).

(v) If Apparel and Home Business Units BOP is greater than Target for the Apparel and Home Business Units Plan, the Award Multiple shall be a percentage equal to one hundred (100%) plus four percent (4%) for each one percent (1%) by which Apparel and Home Business Units BOP exceeds Target (rounded down to the nearest whole percentage), with a maximum payout percentage of one hundred fifty percent (150%) of a Target Incentive Award.

(d) Kmart Apparel Business Unit Plan

(i) If Kmart Apparel Business Unit BOP is one hundred percent (100%) of Target for the Kmart Apparel Business Unit Plan (i.e., 2006 Target Performance Level), the Award Multiple shall be one hundred percent (100%).

(ii) If Kmart Apparel Business Unit BOP is equal to Threshold for the Kmart Apparel Business Unit Plan, the Award Multiple shall be forty percent (40%).

2010 LTIP

(iii) If Kmart Apparel Business Unit BOP is greater than Threshold, but less than Target for the Kmart Apparel Business Unit Plan, the Award Multiple shall be a whole percentage between forty percent (40%) and one hundred percent (100%), determined by interpolation on a straight line basis relative to such Kmart Apparel Business Unit BOP, Threshold and Target amounts (rounded down to the nearest whole percentage).

(iv) If Kmart Apparel Business Unit BOP is less than Threshold, the Award Multiple shall be zero (0).

(v) If Kmart Apparel Business Unit BOP is greater than Target for the Kmart Apparel Business Unit Plan, the Award Multiple shall be a percentage equal to one hundred (100%) plus four percent (4%) for each one percent (1%) by which Kmart Apparel Business Unit BOP exceeds Target (rounded down to the nearest whole percentage), with a maximum payout percentage of one hundred fifty percent (150%) of a Target Incentive Award.

3.5. Limitation on Individual Awards. Notwithstanding anything herein to the contrary, the total LTIP Incentive Award paid to any Participant for the Performance Period pursuant to the LTIP shall in no event exceed $15 million.

3.6. Additional Requirements. All LTIP Incentive Awards awarded under the LTIP (and any Stock or cash otherwise distributable pursuant thereto) are subject to the provisions of Sections 4, 5 and 6.

3.7. Reimbursement of Excess Awards. If Company’s financial statements or approved performance measures under the LTIP are the subject of a restatement due to error or misconduct, to the extent permitted by governing law, in all appropriate cases, the Company will seek reimbursement of Excess Awards paid under the LTIP to Executives (and any other Participant who is determined to have known of or been involved in any such misconduct) for the relevant performance period(s). For purposes of the LTIP, an “Excess Award” means the positive difference, if any, between (a) the LTIP Incentive Award paid to an Executive and (b) the LTIP Incentive Award that would have been paid to the Executive, had the Award been calculated based on the Company’s financial statements or performance measures as restated. The Company will not be required to award Participants, including Executives, an additional LTIP payment should the restated financial statements or performance measures result in a higher LTIP Incentive Award.

SECTION 4

DISTRIBUTION

4.1. General. Subject to Sections 5 and 6, the cash or shares of Stock, if any, that result from the payout formula described at Section 3 shall be distributed, in a single lump sum, as soon as practicable after the first Compensation Committee meeting occurring on or after the performance measures for each plan (as set forth in subsection 3.3) for the Performance Period are available to the Compensation Committee, which shall in no event be later than the date that is two and one-half (2 1 /2) months after the last day of the 2012 Fiscal Year. Notwithstanding anything herein to the contrary, no distribution shall be made hereunder until after the Compensation Committee has certified the attainment of the performance goals and, with respect to Participants under its purview, approved the amount to be paid to each Participant. The Senior Corporate Compensation Executive shall be responsible for approving the amount payable to all other Participants. The date as of which payment is made in accordance with this subsection 4.1 is referred to herein as the “payment date.”

2010 LTIP

4.2. Termination of Employment and Other Provisions. All distributions are subject to the provisions of Sections 5 and 6 below.

SECTION 5

TERMINATION OF EMPLOYMENT

The effect of termination of employment on a Participant’s right to receive a LTIP Incentive Award (whether payable in cash or Stock) depends on the reason for the termination, as described below.

5.1. Termination of Employment.

(a) Voluntary Termination or Involuntary Termination. In the event that a Participant (i) voluntarily terminates employment (for any reason other than due to permanent and total disability, as defined in the Company’s long-term disability program, regardless of whether the Participant is covered by such program) or (ii) is involuntarily terminated for any reason (other than death) prior to the payment date (as defined in subsection 4.1 above) of his or her Award, such Participant shall forfeit all of his or her Award.

(b) Disability. In the event that, prior to the payment date (as defined in subsection 4.1 above) of his or her Award, a Participant suffers a permanent and total disability (as defined in the Company’s long term disability program, regardless of whether the Participant is covered by such program) while employed by the Company or a Subsidiary, resulting in termination or retirement, subject to Section 6 below, such individual shall be entitled to a distribution in an amount equal to the LTIP Incentive Award, if any, that would otherwise be payable to the Participant under subsection 3.1 above, pro-rated through the date of termination in accordance with subsection 5.2 below; provided, however, that in no event shall a Participant receive any payment hereunder unless (i) the applicable performance measure (under subsection 3.3) for the period from the inception of the Performance Period through the last completed full month that occurs on or preceding the Participant’s date of termination is equal to or greater than the Target for that performance measure, pro-rated through the date of termination in accordance with subsection 5.2 below, (ii) the applicable performance measure is equal to or greater than the applicable Target for the Performance Period, and (iii) as of his date of termination, the Participant had been employed by one or more of the Company or a Subsidiary, for at least twelve (12) months of the Performance Period applicable to such individual.

(c) Death. In the event that a Participant dies while employed by the Company or a Subsidiary and prior to the payment date for his or her Award, his or her Target Incentive Award shall be pro-rated through the date of death, in accordance with subsection 5.2 below, and, subject to Section 6 below, his or her estate shall be entitled to receive a LTIP Incentive Award, equal to his or her prorated Target Incentive Award and payable in cash; provided, however, that in no event shall a payment be made with respect to a deceased Participant hereunder unless as of his date of death, (i) the

2010 LTIP

applicable performance measure (under subsection 3.3) for the period from the inception of the Performance Period through the last completed full month that occurs on or preceding the Participant’s date of death is equal to or greater than the Target for that performance measure, prorated through the date of death in accordance with subsection 5.2 below, (ii) the applicable performance measure is equal to or greater than the Target for that performance measure for the Performance Period, and (iii) he had been employed by one or more of the Company or a Subsidiary, for at least twelve (12) months of the Performance Period applicable to such individual

5.2. Pro-rations. Any pro-ration of a LTIP Incentive Award, Target Incentive Award, or Target performance measure, as applicable, under this Section 5 shall be based on a fraction, the numerator of which is the number of full months during the Performance Period in which the Participant was a Participant in the LTIP, and the denominator of which is the full number of months in the Performance Period, as adjusted at subsections 2.1, 2.2 and 2.4, if applicable.

SECTION 6

OPERATION AND ADMINISTRATION

6.1. Compensation Committee and Senior Corporate Compensation Executive. The authority to control and manage the operation and administration of the LTIP shall be vested in the Compensation Committee and the Senior Corporate Compensation Executive, as provided herein.

(a) Compensation Committee. Notwithstanding paragraph (b) immediately below, the Compensation Committee:

(i) Shall approve the Target Incentive Award and the Awards for Participants who are Executives (as defined in Section 8);

(ii) Notwithstanding paragraph (b) below, with respect to Participants who are Executives, shall have the authority and discretion to establish the terms, conditions, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by subsection 6.4 and Section 7) to amend, cancel, or suspend Awards; provided, however (and subject to the requirements of Code Section 162(m), if applicable) that to the extent the Compensation Committee determines that the restrictions imposed by the LTIP preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Compensation Committee shall have the authority and discretion to modify those restrictions as the Compensation Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States;

(iii) May make additional changes that it deems appropriate for the effective administration of the LTIP, subject to subsection 6.4 and provided that these changes may not increase the benefits to which Participants may become entitled under the LTIP, nor change the pre-established measures or goals that have been approved; and

2010 LTIP

(iv) Shall be responsible for all other duties and responsibilities allocated to the Compensation Committee under the terms and conditions of the LTIP.

(b) Senior Corporate Compensation Executive. Except as provided in paragraph (a) immediately above, the Senior Corporate Compensation Executive:

(i) Shall Determine the Target Incentive Award and the Awards for Participants who are not Executives (as defined in Section 8);

(ii) Notwithstanding paragraph (a) above, shall have the authority and discretion to establish the terms, conditions, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by subsection 6.4 and Section 7) to amend, cancel, or suspend Awards;

(iii) Shall have the authority to control and manage the operation and administration of the LTIP with respect to all Participants, subject to the direction of the Compensation Committee with respect to Executives, except as otherwise provided in this LTIP;

(iv) Shall be responsible for the day-to-day administration of the LTIP except as otherwise provided in this LTIP; and

(v) Shall be responsible for all other duties and responsibilities allocated to the Senior Corporate Compensation Executive under the terms and conditions of the LTIP.

(c) The Compensation Committee and the Senior Corporate Compensation Executive, as appropriate, shall have the authority and discretion to interpret the LTIP, to establish, amend, and rescind any rules and regulations relating to the LTIP and to make all other determinations that may be necessary or advisable for the administration of the LTIP.

(d) Any determinations by the Compensation Committee or the Senior Corporate Compensation Executive, as applicable, regarding this LTIP are binding on the applicable Participants.

6.2. Source of Awards. In the case of Awards under the LTIP that are settled in shares of Stock, such shares shall be distributed under a stock plan adopted by the Company and approved by the shareholders thereof that provides for the issuance of Stock in satisfaction of Awards hereunder, (which in no event shall be an employee stock purchase plan.) In the event of any conflict between this document and such stock plan, the provisions of the stock plan shall govern.

6.3. Delegation by Compensation Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange or similar entity, or would cause Awards designated as intended to constitute performance-based compensation under Code Section 162(m) to not satisfy the requirements thereunder, the Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The Compensation Committee may revoke any such allocation or delegation at any time.

2010 LTIP

6.4. Negative Discretion. Notwithstanding anything in the LTIP to the contrary, prior to the settlement of any LTIP Incentive Award, the Compensation Committee (or the Senior Corporate Compensation Executive with respect to Participants who are not under the purview of the Compensation Committee) may (a) reduce the amount of such Award, or the number of shares of Stock or amount of cash to be delivered in connection with such Award, and (b) with respect to Awards that are not designated as intended to meet the requirements of “performance based compensation” under Code Section 162(m) and the regulations issued thereunder, may change the pre-established measures in goals that have been approved for such Award and increase the amount of such Award or the number of shares of stock or amount of cash to be delivered in connection with such Award.

6.5. General Restrictions. Delivery of shares of Stock under the LTIP, in satisfaction of a LTIP Incentive Award, shall be subject to the following:

(a) Notwithstanding any other provision of the LTIP, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the LTIP unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the LTIP provides for issuance of Stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any exchange or similar entity.

6.6. Tax Withholding. All distributions under the LTIP are subject to withholding of all applicable taxes. In the case of Awards under the LTIP that are settled in shares of Stock, if any, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, may condition the delivery of any shares or other benefits under the LTIP on satisfaction of the applicable withholding obligations. To the extent permitted by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, such withholding obligations may be satisfied: (a) through cash payment by the Participant; (b) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this paragraph (b) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, payments made with shares of Stock in accordance with this paragraph (b) shall be limited to shares held by the Participant for not less than six months prior to the payment date (or such other period of time as the Company’s accountants may require)); or (c) through the surrender of shares of Stock to which the Participant is otherwise entitled under the LTIP, provided, however, that such shares under this paragraph (c) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

2010 LTIP

6.7. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, or a combination thereof, as provided under subsections 3.1(b) and 4.1), subject, in the case of settlement in shares, to the terms of the stock plan under which the Stock is issued. Satisfaction of any such obligations under an Award, which is sometimes referred to as the “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall determine. Each Subsidiary shall be liable for payment of an Award due under the LTIP with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for payment of an Award shall be resolved by the Compensation Committee or Senior Corporate Compensation Executive, as applicable.

6.8. Transferability. Except as otherwise provided by the Compensation Committee, Awards under the LTIP are not transferable except as designated by the Participant by will or by the laws of descent and distribution (including Awards originally determined by the Senior Corporate Compensation Executive).

6.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the LTIP, and any permitted modification, or revocation thereof, shall be in writing filed with the Compensation Committee or Senior Corporate Compensation Executive, as applicable, at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the LTIP, as the Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall require.

6.10. Agreement With Company. Any Award under the LTIP shall be subject to such terms and conditions, not inconsistent with the LTIP, as the Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Compensation Committee. A copy of such document shall be provided to the Participant, and the Compensation Committee or Senior Corporate Compensation Executive, as applicable, may, but need not, require that the Participant sign a copy of such document. Such document is referred to as an “Award Agreement” regardless of whether any Participant signature is required.

6.11. Action by Company or Subsidiary. Any action required or permitted to be taken under the LTIP by the Company or any Subsidiary, if any, of the foregoing shall be by resolution of its board of directors, or by action of one or more members of the board of directors of such company (including a committee of the board) who are duly authorized to act for such board with respect to the applicable action, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange or similar entity) by a duly authorized officer of such company.

6.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

6.13. Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the LTIP, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or

2010 LTIP

other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the LTIP. A Participant shall have only a contractual right to the cash or Stock, if any, payable under the LTIP, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the LTIP shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The LTIP does not constitute a contract of employment, and selection as a Participant shall not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the LTIP, unless such right or claim has specifically accrued under the terms of the LTIP. Except as otherwise provided in the LTIP, no Award under the LTIP shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

6.14. Evidence. Evidence required of anyone under the LTIP may be by certificate, affidavit, document or other information, which the person charged with acting on such evidence considers pertinent and reliable, and which has been signed, made or presented by the proper party or parties.

6.15. Information to be Furnished to the Compensation Committee or Senior Corporate Compensation Executive. The Company and the Subsidiaries shall furnish the Compensation Committee or Senior Corporate Compensation Executive, as applicable, with such data and information as it determines may be required for it to discharge its duties. The records of the Company and the Subsidiaries, as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment, and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the LTIP must furnish the Compensation Committee or Senior Corporate Compensation Executive, as applicable, such evidence, data or information as such entity considers desirable to carry out the terms of the LTIP, subject to any applicable privacy laws.

6.16. Corporate Transaction. In the event of a corporate transaction involving the Company (including without limitation, any Stock dividend, Stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Compensation Committee may adjust Awards to preserve but in no event increase the benefits or potential benefits of the Awards (including Awards originally determined by the Senior Corporate Compensation Executive); provided, however, that no such adjustment may be made to the extent such adjustment would cause Awards that are designated as intended to constitute “performance-based compensation” under Code Section 162(m) and the regulations issued thereunder, to cease to qualify as “performance-based compensation” under Code Section 162(m). Actions permitted under the preceding sentence by the Compensation Committee may include any adjustments that the Compensation Committee determines to be equitable (which may include, without limitation, (a) replacement of Awards with other Awards which the Compensation Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (b) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of the payment.)

2010 LTIP

SECTION 7

AMENDMENT AND TERMINATION

The Board or Compensation Committee may, at any time, amend or terminate the LTIP, or any Award, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the LTIP prior to the date such amendment is adopted by the Board (or the Compensation Committee, if applicable), and no amendment may be made, without the consent of the shareholders of the Company, that would cause any Awards designated as intended to meet the requirements of “performance based compensation” under Code 162(m) and the regulations thereunder, to cease to be deductible under Code Section 162(m). Notwithstanding anything herein to the contrary, (i) no amendment shall be made that would cause the LTIP not to comply with the requirements of Code Section 409A or any other applicable law or rule of any applicable securities exchange or similar entity, and (ii) the LTIP and any Award thereunder may be amended without Participant consent to the extent that the Compensation Committee determines such amendment necessary to cause the LTIP or Award to comply with the requirements of Code Section 409A or any other applicable law or rule of any applicable securities exchange or similar entity.

SECTION 8

DEFINED TERMS

8.1. In addition to the other definitions contained herein, the following definitions shall apply:

(a) Assignment. The term “Assignment” refers to the performance goal(s) (under subsections 3.3) that has been assigned by the Compensation Committee or Senior Corporate Compensation Executive, as appropriate, to a Participant, based upon position and/or business unit. Assignment also includes the weight of each performance measure assigned to the Participant.

(b) Award. The term “Award” or “Awards” means any LTIP Incentive Award(s), whether settled in cash or Stock.

(c) Board. The term “Board” means the Board of Directors of the Company.

(d) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e) Compensation Committee. The term “Compensation Committee” refers to the Compensation Committee of the Board of Directors of Sears Holdings Corporation.

(f) Executive. The term “Executive” refers to any employee of an Employer who holds a position of senior vice president or higher of Sears Holdings Corporation (not of any subsidiary or affiliate) or any employee who is an executive officer under Section 16(b) of the Securities and Exchange Act of 1934 with respect to Sears Holdings Corporation.

2010 LTIP

(g) Fair Market Value. The term “Fair Market Value” shall mean the reported closing price of a share of Stock on the principal securities exchange or market on which the Stock is then listed or admitted to trading.

(h) Fiscal Year. The term “Fiscal Year” shall mean the twelve (12) month period beginning on January 30, 2010, and thereafter the twelve (12) month period beginning on the Saturday closest to January 31 of each of calendar year 2011 and 2012.

(i) Senior Corporate Compensation Executive. The term “Senior Corporate Compensation Executive” refers to the Senior Vice President and President, Talent and Human Capital Services (or equivalent), or if he or she has explicitly delegated his or her duties with respect to the LTIP, as provided herein, then the Senior Corporate Compensation Executive shall refer to such authorized representative to whom the duties of administering the LTIP have been delegated.

(j) Subsidiary. The term “Subsidiary” or “Subsidiaries” refers to any company during any period in which it is a “subsidiary corporation” (as that term is defined in Section 424(f) of the Code) with respect to the Company.

(k) Support Business Unit. The term “Support Business Unit” shall refer to business units tied to a “Support Center” (as defined herein) that service multiple business units and cannot be tied specifically to any one Business Unit, as determined by the Company. The term “Support Center” refers to business units at the following corporate locations: (i) Hoffman Estates, Illinois, (ii) Troy, Michigan, (iii) Dodgeville, Wisconsin, (iv) Tucker, Georgia, (v) Dallas, Texas, (vi) New York Design Center facilities in New York City, (vii) SHIP in Longwood, Florida, (viii) SRAC in Wilmington, Delaware and (ix) San Francisco Apparel Office in San Francisco, which cannot be tied specifically to any one Business Unit. Employees on a Support Center overhead account may, however, be further categorized as determined by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, under a Business Unit or other businesses instead of under a Support Business Unit (as defined immediately below), if they can be tied specifically to such unit.

SECTION 9

EXPIRATION OF LTIP

The LTIP shall expire, subject to earlier termination pursuant to Section 7, on the date on which all LTIP Incentive Awards (if any) are paid in full or would have been payable in accordance with the provisions of the LTIP (or, if earlier, on the date that the Compensation Committee determines that the performance measures are less than the Thresholds for the performance measures.)

*                    *                     *

2010 LTIP

IN WITNESS WHEREOF, the Compensation Committee of the Board of Directors of Sears Holdings Corporation has caused this LTIP to be executed effective as of the date first stated above, by the undersigned officer of Sears Holdings Corporation on this 29th day of April, 2010.

SEARS HOLDINGS CORPORATION

By:	/s/ J. David Works
J. David Works
Title:	Senior Vice President and President, Talent and Human Capital Services